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                                                                    EXHIBIT 10.7


                      DESIGNATED AGENCY OFFICER AGREEMENT

THIS AGREEMENT IS ENTERED INTO BY AND BETWEEN SUMMIT LIFE AND ANNUITY COMPANY ("COMPANY") AND THE UNDERSIGNED DESIGNATED AGENCY OFFICER ("OFFICER").

IN CONSIDERATION OF THE MUTUAL COVENANTS IN THIS AGREEMENT, IT IS AGREED THAT:

1.  AUTHORITY

(a) Officer shall have the authority to solicit applications for life insurance contracts and annuity contracts issued by Company (collectively, "Policies") in accordance with the terms of Agreement. Officer is entitled to solicit only those Policies for which a commission schedule is in effect and has been delivered to Officer by Company ("Commission Schedule"). Company may withdraw, supplement or amend any Commission Schedule at any time and may deliver to Officer additional Commission Schedules relating to new Policies. Company may, at its discretion, withdraw any Policy from sale at any time.

(b) Officer shall exercise his best judgment as to the persons or businesses to be solicited and the time, place and manner of solicitation. In the performance of his duties hereunder, Officer shall be an independent contractor acting on his/her own behalf and for his/her own account. Officer shall have no authority, expressed or implied, to act in any manner or by any means for or on behalf of Company in any capacity other than that of an independent contractor, and no authority to act in any manner except as herein expressly set forth or as it may from time to time be requested in writing by Company. Officer is not authorized or empowered to waive, release or vary the terms of any Policy or in any manner grant indulgence to any policyholder. No authority may be implied from the authority expressly granted herein.

(c) Officer may recommend subagents to be appointed by Company for the purpose of soliciting Policies.

(d) Officer shall conform with all rules, manuals, Commission Schedules, and guides of Company as may from time to time be provided to Officer by Company.

(e) Officer shall have no authority to amend or modify any of the terms, or conditions of the Policies, or any rates set forth on the applicable Commission Schedule. Officer shall have no authority to commit Company to any payment or course of action or obligate Company in any manner.

(f) Officer may sell policies other than the Policies of the Company. However, in the event Officer sells such policies, Company shall have no responsibility for the nature, quality or the service of such polices. NOTWITHSTANDING anything to the contrary contained herein, Officer hereby agrees to indemnify and hold harmless Company, its shareholders, directors, officers, employees and agents from and against any claim,
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demand, liability, action or cause of action of whatsoever kind or nature arising out of or in any manner connected with the sale of any policies other than those of Company.

(g) Officer shall not deliver any Policy unless, to the best of his/her knowledge and belief, the applicant is in insurable condition for the applicable Policy at the time of delivery, and unless the first premium has been fully paid. Company may refuse to process any application or issue or amend any Policy.

(h) Officer has the authority to accept premiums on Policies in accordance with the rules set forth herein or otherwise provided by Company. Any such premiums collected by Officer shall be made payable to Company and held in trust separate and apart from Officer's funds and shall be immediately delivered to Company in the full amount received. OFFICER IS NOT AUTHORIZED TO ACCEPT ON BEHALF OF COMPANY ANY PREMIUM CHECKS WHICH ARE MADE PAYABLE TO OFFICER.

(i) Officer shall, at Company's request and in accordance with Company's instructions, account for all Policies, receipts, premiums, and any other monies received, and/or property and supplies, including rate books, applications, and all other books and papers connected with Company's business. Company may, at any time, audit and make copies of such records and accounts.

2.  COMMISSIONS:

(a) Officer shall be compensated under this Agreement by Commissions ("Commissions) payable according to the applicable Commission Schedule relating to Policies which are produced by Officer. Company shall only pay Commissions on premiums which are due and received by Company, and such Commissions shall be compensation in full for all services performed and all expenses incurred by Officer for the solicitation of Policies.

(b) Company may, at any time and from time to time, change the Commission schedule for any or all Policies; provided however, that the Commission from any policy shall not be less than that set forth in the Commission Schedule in effect for such Policy at the issue date. Furthermore, Company may, at its discretion, withdraw any Policy from sale at any time.

(c) Commissions shall not be paid on premiums waived or commuted by reasons of death or disability of the insured or exercise of Policy options by the policyholder, unless Company otherwise agrees in writing to pay Commission.

(d) Company may, at its option, pay Commissions based on a special marketing concept of Company. The terms and conditions of such a special marketing concept and related Commissions shall be agreed to in writing by Officer and Company.

(e) Commissions in an amount less than one hundred dollars ($100.00) may be held by Company and all such amounts held shall be paid to Officer at the end of each calendar year. After termination without cause, no further compensation will be paid if the total
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amount of commissions is less than $300.00 in any calendar year subsequent to the year in which this Agreement terminated.

(f) Company may demand proof of delivery of the Policy to the policyholder and/or proof of the expiration of the "Free Look" period before paying Commissions on the related Policy.

(g) Payments of all Commissions earned by the sales of Policies shall be made solely to Officer or, at the option of Company, to his designee.

(h) Officer shall indemnify, defend, and hold Company and its assigns harmless from and against any losses, damages, claims, suits, penalties, fines, forfeitures, legal fees, related costs, and other costs and expenses arising from or relating to any suit, claim or demand brought against Company by any part other than Officer for the repayment of Commissions.

(i) Commission adjustments: (1) Replacement: With respect to any Policy issued to replace an existing Policy, Company shall adjust Officer's Commission payable on the reissued Policy unless Company, at its discretion, otherwise agrees to pay some portion or all of such Commissions. (2) Lapses: With respect to Policies which are cancelled for any reason within the first year following the Policy effective date, Company may chargeback to Officer the entire first-year Commission paid on such Policy. (3) Cancellation: In the case of misrepresentation or misunderstanding at the time of solicitation or application for any Policy or upon delivery thereof, or upon exercise of a right granted pursuant to the terms of the "Free Look" provision of any Policy, Company may return the premium paid thereon and cancel the Policy. Company may chargeback to Officer the entire Override paid on such Policy. (4) Return of
Commissions: Officer shall return to Company within five (5) days of written demand the applicable portion (or all) of any Commissions with respect to any Policy which is (A) not issued, (B) not taken out, or (C) subject to the application of either clause (1), (2) or (3) immediately above.

(j) Prior to paying any Commission(s) to a corporate Officer, Company may require evidence satisfactory to it that such Officer or any subagent is authorized by applicable state law to solicit Policies on behalf of, and to have any Commissions (if any) paid to, such corporation and that such corporation (i) is duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) is qualified to transact business in and is in good standing under the laws of each state in which Polices are solicited or is otherwise exempt by applicable law from such qualification, (iii) has a current and valid license to solicit Policies in every state in which a Policy is solicited, and (iv) has otherwise complied with all laws and regulations applicable to the licensing of corporations in such states, including, without limitations, the payment of all applicable fees and charges.
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3.  TAXES, BONDS, LICENSES, AND EXPENSES:

(a) Officer shall have a current and valid license in every state in which a Policy is solicited by Officer.

(b) Company may pay all initial licensing fees that may be required in any jurisdiction in which Officer solicits Polices. Company may pay Officer licensing renewal fees. Officer will pay all other fees including, but not limited to, bonding fees, examination fees and license renewal fees not otherwise paid by Company.

(c) Company will bear expense of application forms, medical examination forms and the various papers necessary to writing and servicing Policies.

4.  ADVERTISING:

At Company's discretion, it will furnish to Officer all forms, advertising materials, circulars and other printed matter requested by Officer. Officer is prohibited from using any other advertising material for solicitation of Polices without first receiving Company's written approval. Within five (5) days following termination of this Agreement, all unused supplies shall be returned to Company.

5.  LIENS AND OFFSETS:

(a) Company may offset against any claim of Officer for Commissions, any loans and advances made by Company to Officer any loan or advance which Officer has guaranteed and which is in default.

(b) Company shall have no obligation to pay any Commission to Officer, or his assigns or designees, under this Agreement or under any other agreement with Company now or hereafter existing as long as Officer is indebted to Company.

6.  ASSIGNMENTS:

This Agreement, including the payment of Commissions payable thereunder, may not be assigned by either party hereto, without the written consent of the other party.

7.  LITIGATION:

Officer agrees to indemnify and hold Company harmless from and against any costs, losses, damages, claims, fines, expenses, legal fees, or related costs that Company may incur arising from or relating to any suit, claim, demand, action, or proceeding relating to the subject of insurance and resulting from any act, omission or misrepresentation on the part of Officer of any of Officer's subagents. Officer shall not bring a cause of action against any applicant for a Policy, any of Company's policyholders or any of Company's agents in connection with the solicitation of an application for a Policy, the receipt of an
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application for a Policy, or the issuance of a Policy without the prior consent of Company.

8.  TERMINATION:

(a) Without Cause: This Agreement may be terminated at any such time by Officer or Company without cause upon thirty (30) days written, oral, telephone, or telegraph notice. If such notice is not in writing, it shall be promptly confirmed in writing. In the event Officer or Company terminates this Agreement without cause, Company will pay Commissions to Officer on premiums received as of the date of termination and will thereafter continue to pay Commissions pursuant to the applicable Commission Schedule(s) on premium received for Policies in force upon date of termination of this Agreement.

(b) For Cause: This Agreement may be terminated by Company at any time for cause if, at Company's discretion, Officer (1) wrongfully withholds any funds or Policies from Company; (2) willfully and knowingly fails to comply with the laws, or regulations of any insurance regulatory authority; (3) fraudulently misrepresents any Policy, product or service offered by or through Company; (4) willfully and knowingly fails to comply in any manner with the terms of this Agreement; (5) defrauds Company; (6) fails to acquire any license required by law in connection with the solicitation and/or sale of an insurance product;
(7) causes his/her license as an agent to be revoked by any state or other insurance regulatory agency; (8) willfully and knowingly furnishes to Company false information of a material nature; (9) induces any agent or employee of Company to terminate his/her agreement with Company; (10) attempts to induce policyholders of Company to relinquish their Polices (except in those cases where such relinquishment is in the best interest of the policyholder); (11) endeavors to induce any agent or employee of Company to do any of the preceding acts. Company shall terminate this Agreement for cause by sending to Officer at his last known address a written notice of such termination which shall be effective immediately upon mailing. Upon termination for cause by Company, Officer shall have no further rights under this Agreement to any Commissions otherwise payable under the terms of this Agreement.

If this Agreement is terminated without cause and cause is later determined to exist, then rights of Officer under this Agreement shall end from the date of the action giving rise to termination for cause.

(c) Death of Officer: This Agreement shall be automatically terminated upon the death of Officer. Upon the termination of this Agreement due to the death of Officer, all Commissions payable hereunder shall be paid by Company to Officer's estate.

9.  RIGHTS OF THIRD PARTIES:

This Agreement is for the exclusive benefit of the parties hereto, and except as otherwise expressly provided herein, no other person or entity, including agents or creditors of any
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party hereto, shall have any right or claim against any party hereto or be entitled to enforce any provision of this Agreement against any party.

10.  WAIVER:

The failure of Company to insist upon strict compliance with any of the terms of this Agreement shall not constitute a waiver of any such conditions or obligations.

11.  PRIOR AGREEMENTS:

This Agreement constitutes the entire Agreement between Company and Officer and supercedes any and all contracts, stipulations and agreements, written or oral, existing between Company and Officer prior to its effective date.

12.  AMENDMENTS:

No modification, amendment, change or waiver of this Agreement, or any part thereof, shall be valid unless in writing and signed by Officer and a duly authorized officer of the Company.

13.  MISCELLANEOUS:

(a) Officer does not have the exclusive right to any product or sales territory.

(b) This Agreement shall be binding upon and inure to the benefit of Company and upon Officer.

(c) Wherever used, the singular umber shall include the plural and the plural the singular where the context requires, and the use of any gender shall be applicable to all genders.

14.  GOVERNING LAW AND JURISDICTION:

This Agreement shall be subject to, interpreted and governed by, the laws of the State of Oklahoma, and each party hereto agrees that the venue for any litigation shall be in Oklahoma County, Oklahoma.



                        SUMMIT LIFE AND ANNUITY COMPANY
                                  PO BOX 15808
                           DEL CITY, OKLAHOMA  73155

                          OFFICERS COMMISSION SCHEDULE

This Compensation Schedule forms a part of your Agreement and is subject to all provisions thereof. Compensation will be paid on premiums earned by the Company
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from applications procured by You on which the Company has issued a policy and while this Compensation Schedule is in effect. Compensation shown is expressed as a percentage of premium earned by the Company.

                                                Annuity
First Year                                        3%

Compensation for any benefit rider will be at the same rate as the policy to which the rider is attached if the optional benefit can be only added as a rider. If the optional benefit can also be issued as a policy, the compensation will be paid as if the optional benefit were issued as a policy.
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MINIMUM COMPENSATION

The minimum commission check issued by the Company is $25.00. Amounts less than $25.00 will be accumulated and paid when the total is at least $25.00. After termination without cause, no further compensation will be paid if the total amount of compensation is less than $300.00 in any calendar year subsequent to the year in which Your Contract terminated.

OTHER COMPENSATION

Compensation on any plan of insurance not listed will be determined by the Company. No compensation will be payable on premiums waived on any type of insurance or annuity under the provisions of a disability clause or a payor insurance clause. The Company will determine the method of record keeping and computation of any Bonus.

WITNESS the following signatures:

DESIGNATED AGENCY OFFICER



-------------------------------------------
James L. "Jim" Smith & Associates, Inc.


-------------------------------------------
(agent number)



BY:
   ----------------------------------------
James L. Smith, President


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(print name)



SUMMIT LIFE AND ANNUITY COMPANY

BY:
   ----------------------------------------
Charles L. Smith, Executive Vice President


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June 1, 1997